As filed with the Securities and Exchange Commission on January 8, 2003.
                                                      Registration No. 333-40788

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-8/A-1
                         POST-EFFECTIVE AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                LANTE CORPORATION
             (Exact name of Registrant as specified in its charter)

               Delaware                              36-3322393
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                       2825 E. COTTONWOOD PKWY., SUITE 480
                           SALT LAKE CITY, UTAH 84121
                    (Address of Principal Executive Offices,
                               including Zip Code)

          LANTE CORPORATION AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                   LANTE CORPORATION 2000 STOCK PURCHASE PLAN
                    EMPLOYMENT AGREEMENT LISTED ON SCHEDULE I
                            (Full Title of the Plans)

                                Lante Corporation
                       2825 E. COTTONWOOD PKWY., SUITE 480
                           SALT LAKE CITY, UTAH 84121
                            Telephone: (801) 733-3200
                        (Name, address, telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Keith L. Pope, Esq.
                       Parr Waddoups Brown Gee & Loveless
                       185 South State Street, Suite 1300
                         Salt Lake City, Utah 84111-1537
                            Telephone: (801) 532-7840
                            Telecopy: (801) 532-7750
                              e-mail: klp@pwlaw.com
                                      -------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings.

         Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 333-40788, filed on July 5, 2000.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-40788 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on January 6, 2003.


                                      LANTE CORPORATION



                                      By  /s/ L. TIM PIERCE
                                          --------------------------------------
                                          L. Tim Pierce, Chief Financial Officer


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-40788 has been signed by the following persons in the capacities and on the dates indicated.


     Signature                       Title                            Date
     ---------                       -----                            ----

/s/ W.E. STRINGHAM          President and Director              January 6, 2003
------------------
W.E. Stringham


/s/ L. TIM PIERCE           Chief Financial Officer and         January 6, 2003
-----------------           Director
L. Tim Pierce

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